UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 18, 2018

(Date of Report; date of earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512

(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)
Ally Detroit Center 500 Woodward Ave. Floor 10, Detroit, Michigan 48226
(Address of principal executive offices) (Zip Code)

(866) 710-4623

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ally Financial Inc. (Ally) has announced the following organizational changes effective April 18, 2018:

•	the appointment of Douglas R. Timmerman as President of Auto Finance;

•	the resignation of Timothy M. Russi from that position and his appointment as Vice Chairman of Auto Finance through October 1, 2018;

•	the appointment of Mark A. Manzo as President of Insurance;

•	the appointment of David P. Shevsky as Chief Operating Officer of Auto Finance; and

•	the appointment of Jason E. Schugel as Chief Risk Officer.

Ally and Mr. Russi have executed a Separation and Transition Services Agreement (the Agreement) effective April 18, 2018. The Agreement provides for Mr. Russi (1) to receive his current base salary and remain eligible for equivalent benefits and perquisites through his departure from Ally on October 1, 2018, (2) to receive as soon as reasonably practicable after October 1, 2018, a lump-sum cash payment of $600,000, which is equal to 52 weeks of his current base salary, (3) to receive up to $20,000 in executive outplacement assistance, (4) to fully vest on October 1, 2018, in his then unvested time-based restricted stock awards, with each award settling as originally scheduled, (5) to fully vest on October 1, 2018, in his then unvested performance-based restricted stock awards, with each award settling as originally scheduled subject to (a) the achievement of the related performance goals and (b) if the achievement of the related performance goals exceeds the target, a proration of the number of shares distributable in excess of the target number of shares based on the number of calendar days during the performance period when Mr. Russi was employed by Ally, (6) to receive a lump-sum cash payment of $850,000, which is equal to his estimated cash-based incentive opportunity for performance in 2018, the week of April 1, 2019 and (7) to receive $1,450,000 in cash, payable in three equal installments at approximately the same time in 2020, 2021, and 2022 when cash-based incentive awards are paid to Ally’s named executive officers for performance in 2019, 2020, and 2021 respectively (such date no later than May 1 of each year), which in the aggregate is equal to his estimated equity-based incentive opportunity for performance in 2018. The Agreement also includes terms and conditions governing Mr. Russi’s provision of services to Ally until his departure on October 1, 2018, his general release of claims subject to customary exceptions, his covenant not to compete with Ally’s auto-finance business through April 1, 2019, his obligations of confidentiality and cooperation, and other customary provisions. A copy of the Agreement is attached as Exhibit 10.1 and incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On April 19, 2018, Ally issued a press release with the announcement described in Item 5.02. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference. The information in this Item 7.01 and Exhibit 99.1 is being furnished and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements and Exhibits.

10.1	Separation and Transition Services Agreement, effective April 18, 2018, by and between Ally Financial Inc. and Timothy M. Russi

99.1	Press Release, dated April 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2018

Ally Financial Inc.
Registrant
By:	/s/ Jeffrey A. Belisle
Jeffrey A. Belisle
Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Separation and Transition Services Agreement, effective April 18, 2018, by and between Ally Financial Inc. and Timothy M. Russi

99.1	Press Release, dated April 19, 2018